OSL Holdings Announces Major Recapitalization

YARDLEY, Pa., May 18, 2015 /PRNewswire/ – OSL Holdings Inc. (OTCQB: OSLH) (“OSL” or “the Company”), a socially conscious business model dedicated to consumer advocacy, social activism and the advancement of civil liberties through the power of commerce, announces a major recapitalization of the Company. The 5.8 million dollar recapitalization infuses the Company with 2.8 million dollars of new working capital, as well as refinancing OSL’s existing debt under terms considered much more favorable to the company.

The working capital will be dedicated in part to growth of OSL’s pipeline of revenue- generating opportunities and business development initiatives. Some of these potential ventures include opening new retail spaces in the Los Angeles market; funding the finalization of OSL’s technology project that includes search, ad and mobile payment solutions for the cannabis sector; and financing sales and distribution initiatives of new products, brands, and services within the medical dispensary market.

Bob Rothenberg, OSL’s CEO said:

“This is without a doubt a major milestone for OSL. It’s financing that is going to pave the way for us to execute long-term goals in this rapidly developing market. One of the differentiators of our Company versus some others in the space is our long-range commitment to this sector and business. This news is another testament to that.”

OSL’s Chief Corporate Development Officer, Steve Gormley said:

“Part of our market proposition has been to bring the power of Wall Street to this space. This financing represents a major step for us in doing that. It’s an investment in our future that speaks to the confidence the market has not just in us, but in the sector as a whole.”

Eli Feder, OSL’s Founder and Director said of the deal:

“This is a part of OSL’s strategy of leveraging capital to effect careful long-term strategies in this space.”

About OSL

OSL Holdings Inc. (OTC: OSLH) is a development and technology company, specializing in affluent, liberal and libertarian markets with high disposal income, with a mission to advance civil liberties through the power of commerce. OSL Holdings’ target consumers are highly educated, respond to cause marketing initiatives and socially conscious business models, and are technologically savvy. The Company announced its intent to enter the legal marijuana market when federal law permits, providing foundational work for branding, marketing, technology, and logistics to existing or emerging legal marijuana licensees.

The Company currently operates Go Green Hydroponics, a hydroponics and indoor gardening and cultivation retail enterprise, specializing in the sale of over 1,000 products including hydroponic cultivation equipment, mineral nutrient solutions and gardening resources and equipment.

The Company has developed and intends to expand Equality Rewards, a real-time loyalty rewards platform designed to advance civil liberties through the power of commerce. Equality Rewards can facilitate the earning and redemption of rewards currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. Equality Rewards is presently focused on bringing minority and minority allied consumers together with businesses that support minority consumers and causes or are minority owned and operated.

The Company’s filings with the SEC are available at http://www.sec.gov/cgi-bin/browse-edgar?company=osl+holdings&owner=exclude&action=getcompany.

For more information, please visit the Company’s website at http://www.oslholdings.com.

Forward-Looking Statements — Safe Harbor

This press release contains forward-looking statements as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These statements include, but are not limited to, our expectations concerning Go Green’s revenue growth, growth rates for hydroponically-produced food, the market for medical marijuana cultivators, and our ability to provide support services to marijuana growers.

By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors, risks and uncertainties that could cause actual results and developments to differ materially from forecasted results. For a discussion of these factors, risks and uncertainties please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Company Contact:

OSL Holdings Inc.

IR/Media Contact:

Steve Gormley
steve@oslholdings.com